Exhibit 1.1

Delphi Automotive PLC

Ordinary Shares, par value $0.01

Underwriting Agreement

[•], 2011

Goldman, Sachs & Co.,

J.P. Morgan Securities LLC,

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated,

Barclays Capital Inc.,

Citigroup Global Markets Inc.,

Deutsche Bank Securities Inc., and

Morgan Stanley & Co. LLC

    As Representatives of the several Underwriters

        named in Schedule I hereto (the “Representatives”),

c/o Goldman, Sachs & Co.

200 West Street,

New York, New York 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Certain shareholders named in Schedule II hereto (the “Selling Shareholders”) of Delphi Automotive PLC, a company organized under the laws of Jersey (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] ordinary shares (the “Firm Shares”) par value $0.01 per share of the Company (“Ordinary Shares”) and, at the election of the Underwriters, up to [•] additional Ordinary Shares (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

On the date hereof, the business of the Company is conducted through Delphi Automotive LLP, a limited liability partnership organized under the laws of England and Wales (“Delphi Automotive LLP”). Immediately prior to the First Time of Delivery (as defined herein), the Company will acquire all of the outstanding units of Delphi Automotive LLP from its existing Class B unit holders (such holders, the “Delphi Unit Holders”) and Class E-1 unit holders in exchange for [•] shares of its Ordinary Shares (the “Delphi Acquisition”). As a result of the Delphi Acquisition, Delphi Automotive LLP will become a wholly-owned subsidiary of the Company and the Delphi Unit Holders will become holders of Ordinary Shares (the “Selling Shareholders”).

For all purposes of this Agreement, Delphi Automotive LLP and its subsidiaries shall be deemed to be subsidiaries of the Company as of the date of this Agreement and at all times prior to the date of this Agreement.

1. (a) The Company and Delphi Automotive LLP, jointly and severally, represent and warrant to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-174493) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company or Delphi Automotive LLP, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(iii) For the purposes of this Agreement, the “Applicable Time” is             :            m (Eastern time) on the date of this Agreement. The Pricing Prospectus, when taken together with the pricing information set forth on Schedule III to this Agreement, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1. Each Issuer Free Writing Prospectus listed on Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(v) Each of the Company and Delphi Automotive LLP has full power and authority (corporate and other) to execute this Agreement and, in the case of the Company, to issue the Shares, and to perform its obligations hereunder; and all action (corporate and other) required to be taken by each of the Company and Delphi Automotive LLP for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken;

(vi) The financial statements and the related notes thereto included in each of the Pricing Prospectus and the Registration Statement present fairly in all material respects the financial position of Delphi Automotive LLP and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, such financial statements comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included in each of the Pricing Prospectus and the Registration Statement has been derived from the accounting records of the Company, Delphi Automotive LLP and Delphi Automotive LLP’s subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in each of the Pricing Prospectus and the Registration Statement has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Pricing Prospectus and the Registration Statement;

(vii) Since the date of the most recent financial statements of Delphi Automotive LLP included in each of the Pricing Prospectus and the Registration Statement, (i) except as disclosed in the Pricing Prospectus, there has not been any change in the capital stock of the Company or material change in long-term debt of the Company or Delphi Automotive LLP on a consolidated basis, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or Delphi Automotive LLP on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company, Delphi Automotive LLP and Delphi Automotive LLP’s subsidiaries taken as a whole; (ii) neither the Company, Delphi Automotive LLP nor any of Delphi Automotive LLP’s subsidiaries have entered into any transaction or agreement that is material to the Company, Delphi Automotive LLP and Delphi Automotive LLP’s subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company, Delphi Automotive LLP and Delphi Automotive LLP’s subsidiaries taken as a whole; and (iii) neither the Company, Delphi Automotive LLP nor any of Delphi Automotive LLP’s subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Pricing Prospectus and the Registration Statement;

(viii) Delphi Automotive LLP and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of Delphi Automotive LLP and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company, Delphi Automotive LLP and Delphi Automotive LLP’s subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, shareholders equity, financial position, results of operations or prospects of the Company, Delphi Automotive LLP and Delphi Automotive LLP’s subsidiaries taken as a whole or on the performance by the Company and Delphi Automotive LLP of their obligations under this Agreement (a “Material Adverse Effect”);

(ix) The Company, Delphi Automotive LLP and each of Delphi Automotive LLP’s significant subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The subsidiaries listed in Schedule IV to this Agreement are the only “significant subsidiaries” of Delphi Automotive LLP;

(x) Neither the Company nor any of its subsidiaries has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Jersey to enforce this Agreement in respect of itself or its property;

(xi) Following the Delphi Acquisition, the Company will have an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of share capital of the Company will be duly and validly authorized and issued and will be fully paid and non assessable and conform to the description of the Ordinary Shares contained in the Pricing Prospectus and Prospectus; all of the issued shares of capital stock of each subsidiary of the Company (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by Delphi Automotive LLP and, following the Delphi Acquisition, will be owned directly or indirectly by the Company, in each case free and clear of all liens, encumbrances, equities or claims, other than as described in the Pricing Prospectus or such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non assessable, other than as described in the Pricing Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the outstanding units of Delphi Automotive LLP was issued in violation of the preemptive or other similar rights of any Delphi Unit Holder.

(xii) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of Ordinary Shares contained in the Prospectus;

(xiii) (i) All dividends and other distributions declared and payable on the share capital of the Company, now or in the future, may, under the current laws and regulations of Jersey, be paid in United States Dollars that may be freely transferred out of Jersey; (ii) all such dividends and other distributions are not or will not be, as the case may be, subject to withholding or other taxes under the current laws and regulations of Jersey; and (iii) all such dividends and other distributions under such current laws and regulations are or will be otherwise free and clear of any other tax (save for any income tax that may be payable by the recipient of a distribution who is resident in Jersey), withholding or deduction in Jersey and without the necessity of obtaining any consent, approval, authorization or order in Jersey;

(xiv) The issue and sale of the Shares to be sold by the Company and the compliance by the Company and Delphi Automotive LLP with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Delphi Automotive LLP or any of Delphi Automotive LLP’s subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Delphi Automotive LLP or any of Delphi Automotive LLP’s subsidiaries is a party or by which the Company, Delphi Automotive LLP or any of Delphi Automotive LLP’s subsidiaries is bound or to which any of the property or assets of the Company, Delphi Automotive LLP or any of Delphi Automotive LLP’s subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or Delphi Automotive LLP, (iii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any of Delphi Automotive LLP’s subsidiaries or (iv) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i), (iii) and (iv) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xv) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company or Delphi Automotive LLP of this Agreement, the issuance and sale of the Shares and compliance by the Company or Delphi Automotive LLP with the terms thereof and the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under state securities or Blue Sky laws or by the Financial Industry Regulatory Authority (“FINRA”) or by the Jersey Registrar of Companies or the Jersey Financial Services Commission in connection with the purchase and distribution of the Shares by the Underwriters;

(xvi) Neither (i) the Company, Delphi Automotive LLP nor any of Delphi Automotive LLP’s significant subsidiaries is in violation of its Memorandum of Association, Articles of Association or other applicable or formation or organizational documents; (ii) the Company, Delphi Automotive LLP nor any of Delphi Automotive LLP’s subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Delphi Automotive LLP or any of Delphi Automotive LLP’s subsidiaries is a party or by which the Company, Delphi Automotive LLP or any of Delphi Automotive LLP’s subsidiaries is bound or to which any of the property or assets of the Company, Delphi Automotive LLP or any of Delphi Automotive LLP’s subsidiaries is subject; or (iii) the Company, Delphi Automotive LLP nor any of Delphi Automotive LLP’s subsidiaries is in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xvii) Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company, Delphi Automotive LLP or any of Delphi Automotive LLP’s subsidiaries is or, to the knowledge of the Company and Delphi Automotive LLP, would reasonably be expected to be, a party or to which any property of the Company, Delphi Automotive LLP or any of Delphi Automotive LLP’s subsidiaries is subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company and Delphi Automotive LLP, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others;

(xviii) Except as described in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company or Delphi Automotive LLP and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Act with respect to any securities of the Company or Delphi Automotive LLP owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or Delphi Automotive LLP under the Act; and no securityholder of the Company or Delphi Automotive LLP is entitled to preemptive or other rights to subscribe for Ordinary Shares;

(xix) Neither the Company nor Delphi Automotive LLP is and, after giving effect to the Delphi Acquisition and the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Prospectus, will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xx) There are no stamp or other issuance or transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, or of Jersey, required to be paid by or on behalf of the Underwriters in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company or the Selling Shareholders of the Shares;

(xxi) Ernst & Young LLP, who has certified certain financial statements of Delphi Automotive LLP and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xxii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Pricing Prospectus, there are no material weaknesses in the Company’s internal controls;

(xxiii) Each of the Company and Delphi Automotive LLP maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and Delphi Automotive LLP on a consolidated basis is made known to the appropriate corporate officers of the Company and Delphi Automotive LLP; and such disclosure controls and procedures are effective;

(xxiv) Each of the Company, Delphi Automotive LLP and Delphi Automotive LLP’s subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except in each case as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxv) The Company and each of its subsidiaries have timely paid all material U.S. federal, state, local and non-U.S taxes (including any interest and related penalties) and filed all tax returns required to be paid or filed by them (including as a withholding agent) through the date hereof; and except as otherwise disclosed in the Pricing Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its significant subsidiaries or any of their respective properties or assets;

(xxvi) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Pricing Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxvii) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or Delphi Automotive LLP, is contemplated or threatened and neither the Company nor Delphi Automotive LLP is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of its principal suppliers, contractors or customers, except in each case as would not reasonably be expected to have a Material Adverse Effect;

(xxviii) (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety as such relates to exposure to hazardous or toxic substances, wastes, pollutants or contaminants, the environment, natural resources, or the release, discharge, storage, treatment, generation, use, transportation, recycling or disposal of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y)

have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability (whether accrued, contingent, fixed, determinable, determined or otherwise), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Pricing Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party and (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants;

(xxix) (i) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 430 of the Code or Section 303 of ERISA (each, a “Pension Plan”), no failure to satisfy the minimum funding standard under Section 430 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Pension Plan exceeds the present value of all benefits accrued under such Pension Plan (determined based on those assumptions used to fund such Pension Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to Pension Plans or premiums to the PBGC, in the ordinary course and without default) in respect of a Pension Plan or a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA;

(xxx) The Company and its significant subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company and Delphi Automotive LLP believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company, or Delphi Automotive LLP nor any of the Company’s subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except in the cases referenced in (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxi) There is and has been no failure on the part of the Company or Delphi Automotive LLP or any of the Company’s or Delphi Automotive LLP’s officers, directors or partners, as applicable, in their capacities as such officers, directors or partners of the Company or Delphi Automotive LLP, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith that are applicable to the Company as of the date hereof;

(xxxii) Nothing has come to the attention of the Company or Delphi Automotive LLP that has caused the Company or Delphi Automotive LLP to believe that the statistical and market-related data included in each of the Registration Statement and the Pricing Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xxxiii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or Delphi Automotive LLP, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or Delphi Automotive LLP or any of Delphi Automotive LLP’s subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxxiv) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or Delphi Automotive LLP, threatened;

(xxxv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or Delphi Automotive LLP, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing the activities of any person currently the subject of any U.S. sanctions administered by OFAC, or (ii) to fund or facilitate any activities or business of or with any person or in any country or territory that currently is the subject of any U.S. sanctions administered by OFAC;

(xxxvi) The Share Exchange Agreement, by and among the Company and the Delphi Unit Holders (the “Share Exchange Agreement”), setting forth the terms of the Delphi Acquisition has been duly authorized, executed and delivered by the Company and Delphi Automotive LLP and, to the knowledge of the Company or Delphi Automotive LLP, the Delphi Unit Holders who are parties thereto, and constitutes a legally binding and valid obligation of each of the Company, Delphi Automotive LLP, and, to the knowledge of the Company or Delphi Automotive LLP, the Delphi Unit Holders who are parties thereto, enforceable in accordance with its terms; the Company has delivered to the Underwriters a true and correct copy of the Share Exchange Agreement together with all related schedules and exhibits thereto; except as otherwise notified to the Representatives, there have been no amendments, alterations, modifications or waivers of any of the provisions of the Share Exchange Agreement since its date of execution; and there exists no event or condition that would constitute a breach of or default under the Share Exchange Agreement that would be reasonably likely to adversely affect the ability of (i) the Company to consummate the offer and sale of the Shares or (ii) the Company, Delphi Automotive LLP and, to the knowledge of the Company or Delphi Automotive LLP, the Delphi Unit Holders who are parties thereto to consummate any of the transactions contemplated by the Share Exchange Agreement; the Company has full legal right, power and authority to enter into the Share Exchange Agreement and perform the transactions contemplated thereby.

(b) Each of the Selling Shareholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) No consent, approval, authorization or order is required for the execution and delivery by such Selling Shareholder of this Agreement or the power-of-attorney and the custody agreement entered into by such Selling Shareholder substantially in the form heretofore furnished to you (the “Power-of-Attorney” and “Custody Agreement”, respectively), and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, except for (1) as are required under the Act and (2) the consents, approvals, authorizations, registrations or qualifications as may be required by state securities or Blue Sky laws; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of any organizational or governance documents or agreements of such Selling Shareholder, if applicable, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder, except in the case of clause (i) or (iii), for such conflicts, breaches, violations or defaults as would not reasonably be expected to impair in any material respect the ability of the Selling Shareholders to fulfill their obligations hereunder and thereunder;

(iii) Such Selling Shareholder has good and valid title to the units of Delphi Automotive LLP to be exchanged for Ordinary Shares in connection with the Delphi Acquisition, free and clear of any liens, encumbrances, equities or claims (other than liens, encumbrances, equities or claims that do not prohibit such exchange pursuant to the Share Exchange Agreement) and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will have good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of any liens, encumbrances, equities or claims (other than liens, encumbrances, equities or claims that do not prohibit such sale pursuant to this Agreement); and, upon delivery of such Shares and payment therefor pursuant hereto, assuming the Underwriters have no notice of an adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code), good and valid title to such Shares (or a securities entitlement in respect thereto), free and clear of all adverse claims (including any such liens, encumbrances, equities or claims) will pass to the several Underwriters;

(iv) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder pursuant to Items 7 and 11(m) of Form S-1 expressly for use therein, such Registration Statement, Preliminary Prospectus and the Pricing Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 or W-8, as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(vii) Such Selling Shareholder has duly authorized, executed and delivered the Power-of-Attorney, appointing Kevin P. Clark and David M. Sherbin, and each of them, as such Selling Shareholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement and the Custody Agreement on behalf of such Selling Shareholder, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(viii) The appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney is irrevocable; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or limited liability company, by the dissolution of such partnership, corporation or limited liability company, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or limited liability company should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event; and

(ix) Such Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case, other than the most recent Preliminary Prospectus.

(c) Each of the Selling Shareholders that are the Majority Class B Holders (as defined in the Fourth Amended and Restated LLP Agreement of Delphi Automotive LLP dated as of July 12, 2011 (the “LLP Agreement”)) who deliver the Requested Drag-Along Sale Notice (as defined in the LLP Agreement) to Delphi Automotive LLP, severally represents and warrants to, and agrees with, each of the Underwriters and the Company that sale of the Shares to be sold by such Selling Shareholders pursuant to this Agreement is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not set forth in the Registration Statement, the Pricing Prospectus and the Prospectus.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholders, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder. Pursuant to Section 14.15(g) of the LLP Agreement, no Selling Shareholder shall be required to pay any underwriting spread to the Underwriters on the Shares sold by such Selling Shareholder, and the Company agrees that it will pay a commission of $[•] per share to the Underwriters in lieu thereof with respect to the Shares sold by the Selling Shareholders.

Certain of the Selling Shareholders (the “Options Selling Shareholders”), as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Options Selling Shareholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from Goldman, Sachs & Co. and J.P. Morgan Securities LLC to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless Goldman, Sachs & Co. and J.P. Morgan Securities LLC and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Company and the Selling Shareholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian to Goldman, Sachs & Co. at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [•], 2011 or such other time and date as Goldman, Sachs & Co. and J.P. Morgan Securities LLC and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. and J.P. Morgan Securities LLC in the written notice given by Goldman, Sachs & Co. and J.P. Morgan Securities LLC of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and J.P. Morgan Securities LLC and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (the “Closing Location”), all at such Time of Delivery. A meeting will be held at the Closing Location at [•] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery to which you reasonably object promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such U.S. and Canadian jurisdictions as you may request and such other jurisdictions as may be mutually agreed by the Company and Goldman, Sachs & Co. and J.P. Morgan Securities LLC and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the initial “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities (“Options”), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, other than (A) the Shares to be sold hereunder, (B) any Ordinary Shares or Options to be issued or sold pursuant to employee stock option, long term incentive or other employee benefit plans existing as of the date of this Agreement, (C) any Ordinary Shares issuable upon the conversion or exchange of (x) units of Delphi Automotive LLP, including in connection with the Delphi Acquisition, or (y) convertible or exchangeable securities outstanding as of the date of this Agreement, (D) the filing of a registration statement on Form S-8 or other appropriate forms as required by the Act, and any amendments to such forms, in respect of any Ordinary Shares or Options issued pursuant to the preceding clause (B) or (C), (E) the filing of one or more registration statements on Form S-1 to effect the resale of Ordinary Shares as required by the registration rights agreement among the Company and its shareholders dated as of the First Time of Delivery (the “Registration Rights Agreement”), and (F) with the prior written consent of Goldman, Sachs & Co. and J.P. Morgan Securities LLC; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. and J.P. Morgan Securities LLC waive, in writing, such extension; the Company will provide Goldman, Sachs & Co. and J.P. Morgan Securities LLC and any co-managers and each shareholder subject to the Lock-Up Period pursuant to the lock-up letters described in Section 8(j) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

(f) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, that the Company may satisfy the requirements of this subsection by filing such information with the Commission’s Electronic Data, Gathering, Analysis and Retrieval System;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s corporate logo and such trademarks and servicemarks as may be mutually agreed by the Company and such Underwriter for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(m) If Goldman, Sachs & Co. and J.P. Morgan Securities LLC, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(j) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three New York Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex IV hereto through a major news service at least two New York Business Days before the effective date of the release or waiver.

6. (a) Each of the Company and Delphi Automotive LLP represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(b) Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus;

(c) Each Selling Shareholder severally and not jointly represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus;

(d) Any free writing prospectus referred to in Sections 6(a), (b) or (c) above the use of which has been consented to by the Company and the Representatives is listed on Schedule III(b) hereto;

(e) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(f) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and Delphi Automotive LLP’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the FINRA of the terms of the sale of the Shares; (vi) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, in the form of a Canadian “wrapper” (including related reasonable, documented fees and disbursements of one Canadian counsel to the Underwriters); (vii) the cost of preparing share certificates; (viii) the cost and charges of any transfer agent or registrar and the fees and expenses of the Attorneys-in-Fact and the Custodian; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, provided that the Underwriters and the Company will each pay fifty percent (50%) of the expense of any chartered aircraft jointly used and their officers’ other transportation, lodging and meal expenses; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. In connection with the purchase, sale and delivery of the Shares, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Shareholders agree, severally and not jointly, to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. For the avoidance of doubt, the Underwriters shall not be responsible for the fees, disbursements and expenses of counsel to the Selling Shareholders in connection with the offering. The provisions of this Section 7 shall not affect any agreement made between the Company and the Selling Shareholders as to the allocation between the Company and the Selling Shareholders of costs and expenses incurred in connection with this offering.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; the consent of the Jersey Financial Services Commission to circulation of the Prospectus pursuant to the Jersey Companies (General Provisions) (Jersey) Order 2002 shall have been obtained and shall be subsisting; the consent of the Jersey Financial Services Commission to the issue or transfer (as applicable) of the Shares pursuant to the Jersey Control Of Borrowing (Jersey) Order 1958 shall have been obtained and shall be subsisting;

no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you;

(c) (i) Davis Polk & Wardwell LLP, counsel for the Company and Delphi Automotive LLP, shall have furnished to you their written opinion and 10b-5 statement, dated such Time of Delivery, substantially in the form attached as Annex I(a); (ii) David M. Sherbin, General Counsel of the Company, shall have furnished to you his written opinion and 10b-5 statement, dated such Time of Delivery, substantially in the form attached as Annex I(b); (iii) CMS Cameron McKenna LLP, local counsel to the Company and Delphi Automotive LLP in the United Kingdom, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached as Annex I(c); and (iv) Carey Olsen, local counsel to the Company in Jersey, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached as Annex I(d) (subject in each case to such qualifications and assumptions as are reasonably acceptable to you);

(d) The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, dated such Time of Delivery, substantially in the form attached as Annex II;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex III hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex III(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex III(b) hereto);

(f) No event or condition of a type described in Section 1(a)(vii) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Prospectus and the Prospectus the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Pricing Prospectus and the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) the suspension or material limitation of trading generally on the New York Stock Exchange; (ii) the suspension of trading on any exchange of any securities issued or guaranteed by the Issuer or any of the Guarantors; (iii) a general moratorium on commercial banking activities declared by federal or New York State authorities or a material disruption in securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities or any change in financial, political or economic conditions or any calamity or crisis, either within or outside the United States that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Shares on the terms and in the manner contemplated by this Agreement, the Pricing Prospectus and the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(j) The Company has obtained and delivered to the Underwriters executed copies of a lock-up letter from each Selling Shareholder and each person listed on Schedule V, in form and substance satisfactory to the Representatives;

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of copies of the Prospectus on the New York Business Day next succeeding the date of this Agreement;

(l) The Company shall have completed the Delphi Acquisition; and

(m) The Company, Delphi Automotive LLP and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery, as applicable, certificates of officers of the Company, Delphi Automotive LLP and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company, Delphi Automotive LLP and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as applicable, as to the performance by the Company, Delphi Automotive LLP and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as applicable, and as to such other matters as you may reasonably request, and the Company and Delphi Automotive LLP shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

9. (a) The Company and Delphi Automotive LLP will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to

Rule 433(d) under the Act (otherwise than as a result of a breach by an Underwriter of Section 6(b) hereof with respect to any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Selling Shareholder, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds (after deducting underwriting discounts and commissions, but before other expenses) to such Selling Shareholder from the sale of the Shares sold by such Selling Shareholder under this Agreement.

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify each indemnified person from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters’ and each Selling Shareholder in this subsection (e) to contribute are several in proportion to their respective obligations hereunder and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds (after deducting underwriting discounts and commissions, but before other expenses) to such Selling Shareholder from the sale of the Shares sold by such Selling Shareholder under this Agreement.

(f) The Company, Delphi Automotive LLP and each of the Selling Shareholders, as applicable, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollars amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase United States dollars, at the nearest business day following the date of judgment, with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company or the Selling Shareholder, as applicable, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs or exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(g) The obligations of the Company, Delphi Automotive LLP and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company, Delphi Automotive LLP and the respective Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, Delphi Automotive LLP, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or Delphi Automotive LLP, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or Delphi Automotive LLP or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company and such non-delivering Selling Shareholders pro rata (based on the number of Shares to be sold by the Company and such non-delivering Selling Shareholders hereunder) will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and such non-delivering Selling Shareholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly on behalf of you as the Representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York, 10179, Attention: Equity Syndicate Desk if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you on request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In the event that the Underwriters give notice of any announcement that gives rise to an extension of the Lock-up Period as set forth in Section 5(e) hereof, such notice shall be provided to the Company as set forth above and to each of the parties listed on Schedule II hereto, via mail, at the address indicated in the agreement such parties executed pursuant to Section 8(j).

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company, Delphi Automotive LLP and each Selling Shareholder, severally and not jointly, acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, Delphi Automotive LLP and such Selling Shareholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, Delphi Automotive LLP or such Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, Delphi Automotive LLP or such Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, Delphi Automotive LLP or such Selling Shareholder on other matters) or any other obligation to the Company, Delphi Automotive LLP or such Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company, Delphi Automotive LLP and such Selling Shareholder have each consulted their own legal and financial advisors to the extent they deemed appropriate. The Company, Delphi Automotive LLP and each Selling Shareholder, severally and not jointly, agree that they will not claim that the Underwriters, or any of them, have, in connection with the transactions contemplated hereby, rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, Delphi Automotive LLP or such Selling Shareholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral), except the LLP Agreement and the Registration Rights Agreement, between or among the Company, Delphi Automotive LLP, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD

RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company, Delphi Automotive LLP and each Selling Shareholder agrees that any suit, action or proceeding against the Company, Delphi Automotive LLP or such Selling Shareholder brought by any Underwriter, the directors, officers, employees, assigns, joint ventures and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby will be tried exclusively in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”), and the Company, Delphi Automotive LLP and each Selling Shareholder waives any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York Court, and irrevocably submits to the non-exclusive jurisdiction of, and to venue in, any New York Court in any suit, action or proceeding.

To the extent that the Company, Delphi Automotive LLP or any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company, Delphi Automotive LLP and any such Selling Shareholder hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

19. The Company, Delphi Automotive LLP and each of the Underwriters and Selling Shareholders hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. The Company, Delphi Automotive LLP and each of the Selling Shareholders has appointed Delphi Corporation, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees, assigns, joint ventures and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company, Delphi Automotive LLP and each of the Selling Shareholders hereby represents and warrants severally and not jointly that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company, Delphi Automotive LLP and each of the Selling Shareholders agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company , Delphi Automotive LLP or the Selling Shareholder, as applicable. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may also be instituted by any Underwriter, the directors, officers, employees, assigns, joint ventures and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Jersey, England, Wales or elsewhere. The provisions of this Section 20 shall survive any termination of this Agreement, in whole or in part.

21. Each obligation of the parties to make payments under the terms of this Agreement is in United States dollars and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than United States dollars or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of United States dollars expressed to be payable hereunder.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23. Notwithstanding anything herein to the contrary, the Company, Delphi Automotive LLP and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company, Delphi Automotive LLP and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, Delphi Automotive LLP and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, Delphi Automotive LLP and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Delphi Automotive PLC

By:
Name:
Title:

Delphi Automotive LLP

By:
Name:
Title:

By:
Name:
Title:

As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule II to this Agreement.

[Signatures of Options Selling Shareholders]

By:
Name:
Title:

Accepted as of the date hereof

Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

J.P. Morgan Securities LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Morgan Stanley & Co. LLC
Robert W. Baird & Co. Incorporated
Credit Suisse Securities (USA) LLC
Lazard Capital Markets LLC
UBS Securities LLC
CRT Capital Group LLC
Guggenheim Securities, LLC
Houlihan Lokey Capital, Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
Ticonderoga Securities LLC
The Williams Capital Group, L.P.
UniCredit Capital Markets LLC

Total

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Selling Shareholder(s):
[Name of Selling Shareholder](a)
[Name of Selling Shareholder](b)
[Name of Selling Shareholder](c)
[Name of Selling Shareholder](d)
[Name of Selling Shareholder](e)

Total

(a)	This Selling Shareholder is represented by [Name and Address of Counsel].
(b)	This Selling Shareholder is represented by [Name and Address of Counsel].
(c)	This Selling Shareholder is represented by [Name and Address of Counsel].
(d)	This Selling Shareholder is represented by [Name and Address of Counsel].
(e)	This Selling Shareholder is represented by [Name and Address of Counsel].

SCHEDULE III

(a)	Pricing Information

(b)	Issuer Free Writing Prospectuses

SCHEDULE IV

Significant Subsidiaries

Name	Jurisdiction of Incorporation
Delphi Automotive LLP	United Kingdom
Delphi Corporation	Delaware
Delphi Automotive Holdings US Limited	Jersey
Delphi Holdings, LLC	Delaware
Delphi Automotive Systems, LLC	Delaware
Delphi International Services Company, LLC	Delaware
Delphi Technologies, Inc.	Delaware
Delphi Trade Management, LLC	Delaware
Delphi Connection Systems Holding, LLC	Delaware
Delphi Properties Management, LLC	Delaware
Delphi Global Real Estate Services, LLC	Michigan
Delphi Medical Systems, LLC	Delaware
Delphi International Holdings LLP	United Kingdom
Delphi International Holdings S.a r.l	Luxembourg
Delphi International S.a r.l.	Luxembourg
Delphi Holdings Luxembourg S.a r.l.	Luxembourg
Delphi Automotive Systems Singapore Pte Ltd.	Singapore
Delphi Netherlands Holding BV	Netherlands
Delphi Latin America S.ar.l.	Luxembourg
Delphi Automotive Systems do Brasil Ltda.	Brazil
Delphi Mexican Holdings LLC	Michigan
Delphi Controlodora, A. de R.L. de C.V.	Mexico
Delphi (UK) Holdings Limited	United Kingdom
Delphi Holding Polska Sp.z.o.o.	Poland
Delphi France Holding SAS	France
Delphi Packard Electric Systems Company Ltd.	China

2

SCHEDULE V

Directors and Officers Signing Lock-Up Agreements

Rodney O’Neal
Kevin P. Clark
James A. Bertrand
James. A Spencer
Lùcia V. Moretti
Keith D. Stipp
Allan Brazier
Kevin Butler
David Sherbin
John A. Krol
Gary L. Cowger
Nicholas M. Donofrio
Mark P. Frissora
Rajiv. L. Gupta
J. Randall MacDonald
Sean O. Mahoney
Michael McNamara
Thomas W. Sidlik
Bernd Wiedemann
Lawrence A. Zimmerman

3